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Item 2. Identity and Background.

        Subsections (a)(xi) through (a)(xxxiii) of Item 2 are hereby amended and restated as follows:

             (xi) Castle Harlan, Inc. ("CHI"), a Delaware corporation, in connection with Shares owned directly by CHP III, CH Offshore, CH Affiliates and the Co-Investors;

             (xii) Castle Harlan Partners III, G.P., Inc. ("CHPGP"), a Delaware corporation, in connection with the Shares owned directly by CHP III, CH Offshore, CH Affiliates and the Co-Investors;

             (xiii) William M. Pruellage, in connection with Shares owned by him;

             (xiv) Sylvia Rosen, in connection with Shares owned directly by her;

             (xv) Howard Weiss, in connection with Shares owned directly by him;

             (xvi) the Marc A. Weiss 1994 Trust (the "Marc Trust"), in connection with Shares owned directly by it;

             (xvii) the Michael D. Weiss 1994 Trust (the "Michael Trust"), in connection with shares owned directly by it;

             (xviii) Marcel Fournier, in connection with Shares owned through Tucker Anthony Inc., Custodian FBO/Marcel Fournier, IRA-R ID# 04-256629;

             (xix) Leonard M. Harlan, in connection with Shares owned directly by him;

             (xx) Samuel Urcis, in connection with Shares owned directly by him; CUSIP No. 913431-10-2 13D Page 7 of 121 Pages

             (xxi) David H. Chow, in connection with Shares owned directly by him;

             (xxii) Jeffrey M. Siegal, in connection with Shares owned directly by him;

             (xxiii) William J. Lovejoy, in connection with Shares owned directly by him;

             (xxiv) John Peter Laborde, in connection with Shares owned directly by him;

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             (xxv) Cliffe Floyd Laborde, in connection with Shares owned directly by him;

             (xxvi) Gary Lee Laborde, in connection with Shares owned directly by him;

             (xxvii) John Peter Laborde, Jr., in connection with Shares owned directly by him;

             (xxviii) John Tracy Laborde, in connection with Shares owned directly by him;

             (xxix) Mary Adrienne Laborde Parsons, in connection with Shares owned directly by her;

             (xxx) Castle Harlan Offshore Partners, L.P. ("CH Offshore"), a Delaware limited partnership, in connection with Shares owned directly by it;

             (xxxi) Castle Harlan Affiliates III, L.P. ("CH Affiliates"), a Delaware limited partnership, in connection with Shares owned directly by it;


             (xxxii) Branford Castle Holdings, Inc. ("Branford"), a Delaware corporation, in connection with Shares owned directly by it;

             (xxxiii) Frogmore Forum Family Fund, LLC ("Frogmore"), in connection with Shares owned directly by it; and

             (xxxiv) John K. Castle, in connection with Shares owned (A) directly by him, (B) by CHI, CHP III, CH Offshore, CH Affiliates, Branford, Frogmore, the Marc Trust, the Michael Trust, Messrs. Urcis, Pruellage, Weiss, Fournier, Chow, Siegal and Lovejoy and Ms. Rosen (collectively, the "CH Group"),
(C) by the Co-Investors and (D) by John P. Laborde, Cliffe F. Laborde, Gary L. Laborde, John T. Laborde, John P. Laborde, Jr. and Mary Adrienne Laborde Parsons (collectively, the "Labordes").

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Item 5. Interest in Securities of the Issuer.

        The first paragraph of Section (a) of Item 5 is hereby amended, in its entirety, as follows:

        (a) The approximate aggregate percentage of Shares reported beneficially owned by each person herein is based upon the 13,260,021 Shares issued and outstanding as of August 4, 2000 as reflected in the Issuer's 10-Q filed August 14, 2000.

        Subsections (a)(v), (a)(xxiv), (a)(xxv), (a)(xxx) and (a)(xxxiii) of
Item 5 are hereby amended and restated, in their entirety, as follows:

        (v) DBCP SBIC owns directly 525,269 Shares constituting approximately 4.0% of the shares outstanding. Each of Taunus, DBCP Inc., DBCP L.P. and DBCP L.L.C. may be deemed to be the beneficial owner of the Shares owned by DBCP SBIC. In addition other subsidiaries of Taunus own 155,314 Shares, which are not subject to the Voting Agreement.

        (xxiv) Mr. Harlan owns directly 55,175 Shares, constituting less than one percent of the shares outstanding.

        (xxv) CHI owns directly no Shares. By reason of the provisions of Rule 13d-3 of the Exchange Act, CHI may be deemed to beneficially own 5,208,468 Shares, constituting approximately 39.3% of the shares outstanding, of which 2,936,718 Shares are owned by CHP III, 48,142 Shares are owned by CH Offshore, 49,079 Shares are owned by CH Affiliates and 2,174,529 Shares CHP III may direct the voting of pursuant to the Voting Agreement, dated as of February 20, 1998 (the "Voting Agreement"), as amended, among the Issuer, CHP III and the Co-Investors. CHI disclaims beneficial ownership of those Shares other than those owned directly by it.

        (xxx) CHP III owns directly 2,936,718 Shares. By reason of the provisions of Rule 13d-3 of the Exchange Act, CHP III may be deemed to beneficially own 5,111,247 Shares, constituting approximately 38.6% of the shares outstanding, of which 535,269 Shares are owned directly by Bell Atlantic, 535,269 Shares are owned directly by First Union, 535,269 Shares are owned directly by DB, 535,269 Shares are owned directly by DuPont and 33,453 shares are owned directly by Brown. CHP III disclaims beneficial ownership of those Shares other than those owned directly by it.

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        (xxxiii) Mr. Castle owns directly 90,909 Shares. By reason of the provisions of Rule 13d-3 of the Exchange Act, CHP III may be deemed to beneficially own 5,494,874 Shares, constituting approximately 41.4% of the shares outstanding, of which (A) 2,936,718 Shares are owned directly by CHP III,
(B) 2,174,529 Shares CHP III may direct the voting of pursuant to the Voting Agreement, (C) 225,820 Shares that Mr. Castle serves as voting trustee pursuant to the Voting Trust Agreement, dated as of February 20, 1998 (the "First Voting Trust Agreement"), among the Issuer, the CH Group (other than CHP III and CHI) and John K. Castle, as voting trustee, and (D) 66,898 Shares that Mr. Castle serves as voting trustee pursuant to the Voting Trust Agreement, dated as of December 1, 1998 (the "Second Voting Trust Agreement"), among the Issuer, the Labordes and John K. Castle, as voting trustee. Mr. Castle disclaims beneficial ownership of all such Shares, except as to Shares representing his pro rata interest in, and interest in the profits of, CHP III, CH Offshore, CH Affiliates, Frogmore and Branford.

        The fifth paragraph of Section (b) of Item 5 is hereby deleted in its entirety.

        The seventh paragraph of Section (b) of Item 5 is hereby amended and restated in its entirety as follows:

        Each of Messrs. Fournier, Pruellage, Urcis, Chow, Siegal and Lovejoy, Ms. Rosen, the Marc Trust and the Michael Trust has the power to dispose of the Shares directly owned by it, him or her, but have entered into the First Voting Trust Agreement which permits Mr. Castle to vote their Shares.

        Section (c) of Item 5 is hereby amended and restated as follows:

        (c) The trading, dates, number of Shares purchased or sold and price per share for all transactions in the Common Stock from the 60th day prior to October 29, 2000 until the date of this filing by the Reporting Persons are as follows: None.

Item 6. Contracts, Arrangements, Undertakings or Relationships with Respect to Securities of the Issuer.

        Section (a) of Item 6 is amended by adding the following sentence to its end:

         As of August 9, 2000, Shares directly held by Mr. Harlan were exempt from the First voting Trust Agreement.

         Item 6 is further amended by adding the following Section (d):

         (d) CHPIII, CH Offshore, CH Affiliates and John K. Castle are the Reporting Persons party to the Stockholders' Agreement.

         The last paragraph of Item is hereby amended and restated, in its entirety, as follows:

         Each of the First Voting Trust Agreement, the Second Voting Trust Agreement, the Voting Agreement, the Stockholders' Agreement and the Merger Agreement filed as an exhibit to this Statement, is incorporated herein by reference.